UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 21, 2011

NEW ENERGY SYSTEMS GROUP
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34847	20-2132336
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

116 West 23rd St., 5th FL New York, NY 10011
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  917-573-0302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Loan Agreement with Chuangding Investment Consulting (Shenzhen) Co., Ltd.

On April 21, 2011, New Energy Systems Group (the “Company”) entered into a Loan Agreement (the “CIC Loan Agreement”) with Chuangding Investment Consulting (Shenzhen) Co., Ltd. (“CIC”). Under the CIC Loan Agreement, CIC has committed to make advances to the Company in an aggregate amount of up to RMB 30,000,000 with an interest rate of 10% per annum (the “CIC Loan”). Repayments of the CIC Loan under the CIC Loan Agreement are due and payable 730 days from the date the CIC Loan is made. The Company can repay all principal and interest in one lump sum when the CIC Loan comes due, or can repay the CIC Loan in installments. The CIC Loan requires no processing fee or management fee.

The CIC Loan Agreement  is guaranteed by Weihu Yu, the Company’s Chairman, pursuant to that certain Guarantee Letter, dated April 21, 2011, made by Weihu Yu to CIC (the “CIC Guarantee Letter”) for a period of two years commencing at the date of maturity of the CIC Loan Agreement. The CIC Loan Agreement is also secured by 539,091 shares of the Company’s common stock held by GoldRiver Industrial Holding Limited (“GoldRiver”) pursuant to that certain Security Agreement, dated April 21, 2011, by and between GoldRiver and CIC (the “CIC Security Agreement”). Weihu Yu is the beneficial owner of the shares held by GoldRiver. The security interest granted under the CIC Security Agreement terminates two years after the statute of limitation expires for which CIC can make a claim under the CIC Loan. The CIC Loan Agreement contains affirmative covenants that, among other things, require the Company to deliver to CIC financial statements and other relevant materials.  The CIC Loan Agreement also gives CIC priority rights in the event that the Company needs financing, including equity investment, strategic investor introduction or share ownership restructuring. Any failure by the Company to comply with these covenants and any other obligations under the CIC Loan Agreement could result in an event of default which could lead to acceleration of the amounts owed and other remedies.

Loan Agreement with Beijing Guojincheng Asset Management Co., Ltd.

On April 21, 2011, the Company also entered into a Loan Agreement (the “GJC Loan Agreement”) with Beijing Guojincheng Asset Management Co., Ltd. (“GJC”) on substantially the same terms as the GJC Loan Agreement. Under the GJC Loan Agreement, GJC has committed to make advances to the Company in an aggregate amount of up to RMB 30,000,000 with an interest rate of 10% per annum (the “GJC Loan”). Repayments of the GKC Loan under the GJC Loan Agreement are due and payable 730 days from the date the GJC Loan is  made. The Company can repay all principal and interest in one lump sum when the GJC Loan comes due, or can repay the GJC Loan in installments. The GJC Loan requires no processing fee or management fee.

The GJC Loan Agreement is guaranteed by Weihu Yu pursuant to that certain Guarantee Letter, dated April 21, 2011, made by Weihu Yu to GJC (the “GJC Guarantee Letter”) for a period of two years commencing at the date of maturity of the GJC Loan Agreement. The GJC Loan Agreement is also secured by 539,091 shares of the Company’s common stock held by GoldRiver pursuant to that certain Security Agreement, dated April 21, 2011, by and between GoldRiver and GJC (the “GJC Security Agreement”). Weihu Yu is the beneficial owner of the shares held by GoldRiver. The security interest granted under the GJC Security Agreement terminates two years after the statute of limitation expires for which GJC can make a claim under the GJC Loan.  The GJC Loan Agreement contains affirmative covenants that, among other things, require the Company to deliver to GJC financial statements and other relevant materials.  The GJC Loan Agreement also gives GJC priority rights in the event that the Company needs financing, including equity investment, strategic investor introduction or share ownership restructuring. Any failure by the Company to comply with these covenants and any other obligations under the GJC Loan Agreement could result in an event of default which could lead to acceleration of the amounts owed and other remedies.

The foregoing description of the CIC Loan Agreement, the CIC Guarantee Letter, the CIC Security Agreement, the GJC Loan Agreement, the GJC Guarantee Letter, and the GJC Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements attached to this Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5 and Exhibit 10.6 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Loan Agreements provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement between New Energy Systems Group and Chuangding Investment Consulting
(Shenzhen) Co., Ltd., dated April 21, 2011.

10.2	Security Agreement between New Energy Systems Group and Chuangding Investment Consulting
(Shenzhen) Co., Ltd., dated April 21, 2011.

10.3	Guarantee Letter with between New Energy Systems Group and Chuangding Investment Consulting
(Shenzhen) Co., Ltd., dated April 21, 2011.

10.4	Loan Agreement between New Energy Systems Group and Beijing Guojincheng Asset Management
Co., Ltd., dated April 21, 2011.

10.5	Security Agreement New Energy Systems Group and Beijing Guojincheng Asset Management Co.,
Ltd., dated April 21, 2011.

10.6	Guarantee Letter New Energy Systems Group and Beijing Guojincheng Asset Management Co., Ltd.,
dated April 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENERGY SYSTEMS GROUP

Date: April 26, 2011	By:	/s/ Nian Chen
Name: Nian Chen
Title: Chief Executive Officer

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